Exhibit 99.1
News From
Royal Caribbean Cruises Ltd.
Office of Corporate Communications
1050 Caribbean Way, Miami, Florida 33132-2096
Media Contact: Rob Zeiger
rzeiger@rccl.com

Investor Relations Contact: Carola Mengolini
cmengolini@rccl.com

For Immediate Release

Ctrip, Royal Caribbean Cruises Ltd. To End SkySea Joint Venture

MIAMI – March 19, 2018 – Royal Caribbean Cruises Ltd. (NYSE: RCL) and Ctrip announced today that they are ending the SkySea Cruise Line joint venture. TUI AG's Marella Cruises has agreed to purchase Golden Era, with delivery expected in December, 2018.

As a result of this transaction, TUI Cruises will now retain Mein Schiff 2 in its fleet, rather than selling it to Marella Cruises, giving TUI Cruises increased capacity in the strong German market.

After the sale of Golden Era, it is expected that SkySea will wind down its business operations before the end of 2018. The companies expect that favorable business conditions in China and elsewhere will allow them to absorb most SkySea employees into available positions at RCL and Ctrip.

Through its Royal Caribbean International brand, RCL will continue to serve the Chinese market, with the largest fleet deployment in the region and a strong collaborative relationship with Ctrip.

Royal Caribbean expects the impact of the transactions to fall in a range of $0.12 to $0.15 a share in FY2018. The loss will be excluded from 2018 Adjusted Net Income.

Royal Caribbean Cruises Ltd. (NYSE: RCL) is a global cruise vacation company that owns and operates three global brands: Royal Caribbean International, Celebrity Cruises and Azamara Club Cruises.  We are a 50 percent joint venture owner of the German brand TUI Cruises, a 49 per-cent shareholder in the Spanish brand Pullmantur and a 36 percent shareholder in the Chinese brand SkySea Cruises. Together, these brands operate a combined total of 49 ships with an additional thirteen on order as of December

31, 2017.  They operate diverse itineraries around the world that call on approximately 540 destinations on all seven continents.  Additional information can be found on www.rclcorporate.com.

Certain statements in this release relating to, among other things, our future performance constitute forward-looking statements under the Private Securities Litigation Reform Act of 1995.  These statements include, but are not limited to, statements regarding revenues, costs and financial results for 2018 and beyond.  Words such as "expect" and similar expressions are intended to help identify forward-looking statements.  Forward-looking statements reflect management's current expectations, are based on judgments, are inherently uncertain and are subject to risks, uncertainties and other factors, which could cause our actual results, performance or achievements to differ materially from the future results, performance or achievements expressed or implied in those forward-looking statements.  Examples of these risks, uncertainties and other factors include, but are not limited to the following: the impact of the economic and geopolitical environment on key aspects of our business, such as the demand for cruises, passenger spending, and operating costs; our ability to obtain new borrowings or capital in amounts sufficient to satisfy our capital expenditures, debt repayments and other financing needs; incidents or adverse publicity concerning the travel industry generally or the cruise industry specifically; concerns over safety, health and security aspects of traveling; unavailability of ports of call; the uncertainties of conducting business internationally and expanding into new markets and new ventures; changes in operating and financing costs; the impact of foreign exchange rates, interest rate and fuel price fluctuations; vacation industry competition and changes in industry capacity and overcapacity; the impact of new or changing legislation and regulations on our business; emergency ship repairs, including the related lost revenue; the impact of issues at shipyards, including ship delivery delays, ship cancellations or ship construction cost increases; shipyard unavailability; and the unavailability or cost of air service.

More information about factors that could affect our operating results is included under the captions "Risk Factors" in our most recent annual report on Form 10-K, as well as our other filings with the SEC, and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our most recent annual report on Form 10-K, copies of which may be obtained by visiting our Investor Relations website at www.rclinvestor.com or the SEC's website at www.sec.gov. Undue reliance should not be placed on the forward-looking statements in this release, which are based on information available to us on the date hereof. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

# # #